Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
First Quarter 2024

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Earnings Summary
Interest income - taxable equivalent	$1,737	$1,764	$1,779	$1,751	$1,654
Interest expense - taxable equivalent	540	520	475	358	224
Net interest income - taxable equivalent	1,197	1,244	1,304	1,393	1,430
Less: Taxable-equivalent adjustment	13	13	13	12	13
Net interest income	1,184	1,231	1,291	1,381	1,417
Provision for credit losses	152	155	145	118	135
Net interest income after provision for credit losses	1,032	1,076	1,146	1,263	1,282
Non-interest income	563	580	566	576	534
Non-interest expense	1,131	1,185	1,093	1,111	1,027
Income before income taxes	464	471	619	728	789
Income tax expense	96	80	129	147	177
Net income	$368	$391	$490	$581	$612
Net income available to common shareholders	$343	$367	$465	$556	$588

Weighted-average shares outstanding—during quarter:
Basic	921	931	939	939	935
Diluted	923	931	940	939	942

Earnings per common share - basic	$0.37	$0.39	$0.49	$0.59	$0.63
Earnings per common share - diluted	$0.37	$0.39	$0.49	$0.59	$0.62

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$96,862	$98,379	$98,942	$99,191	$98,057
Allowance for credit losses	(1,731)	(1,700)	(1,677)	(1,633)	(1,596)
Assets	154,909	152,194	153,624	155,656	154,135
Deposits	128,982	127,788	126,199	126,959	128,460
Long-term borrowings	3,327	2,330	4,290	4,293	2,307
Shareholders' equity	17,044	17,429	16,100	16,639	16,883
Average balances
Loans, net of unearned income	$97,420	$98,293	$98,785	$98,581	$97,277
Assets	151,444	151,738	153,484	153,774	153,082
Deposits	127,126	126,414	125,220	125,539	129,042
Long-term borrowings	2,405	3,627	4,295	3,517	2,286
Shareholders' equity	17,121	16,274	16,468	16,892	16,457

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Return on average assets* (1)	0.98%	1.02%	1.26%	1.52%	1.62%
Return on average common shareholders' equity*	8.92%	9.95%	12.45%	14.65%	16.10%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	14.31%	16.57%	20.58%	23.82%	26.70%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	10.81%	11.45%	14.58%	18.14%	19.85%
Efficiency ratio	64.3%	65.0%	58.5%	56.4%	52.3%
Adjusted efficiency ratio (non-GAAP) (2)	60.6%	56.9%	58.2%	56.4%	52.2%
Dividend payout ratio (3)	64.2%	60.5%	48.5%	33.7%	31.8%
Common book value per share	$16.76	$17.07	$15.38	$15.95	$16.29
Tangible common book value per share (non-GAAP) (2)	$10.42	$10.77	$9.16	$9.72	$10.01
Total shareholders' equity to total assets	11.00%	11.45%	10.48%	10.69%	10.95%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.42%	6.79%	5.82%	6.09%	6.31%
Common equity (4)	$12,912	$12,976	$13,056	$12,786	$12,420
Total risk-weighted assets (4)	$125,271	$126,475	$126,900	$126,947	$125,747
Common equity Tier 1 ratio (4)	10.3%	10.3%	10.3%	10.1%	9.9%
Tier 1 capital ratio (4)	11.6%	11.6%	11.6%	11.4%	11.2%
Total risk-based capital ratio (4)	13.6%	13.4%	13.4%	13.1%	12.9%
Leverage ratio (4)	9.8%	9.7%	9.7%	9.5%	9.3%
Effective tax rate	20.7%	17.0%	20.9%	20.2%	22.4%
Allowance for credit losses as a percentage of loans, net of unearned income	1.79%	1.73%	1.70%	1.65%	1.63%
Allowance for credit losses to non-performing loans, excluding loans held for sale	191%	211%	261%	332%	288%
Net interest margin (FTE)*	3.55%	3.60%	3.73%	4.04%	4.22%
Loans, net of unearned income, to total deposits	75.1%	77.0%	78.4%	78.1%	76.3%
Net charge-offs as a percentage of average loans*	0.50%	0.54%	0.40%	0.33%	0.35%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.50%	0.39%	0.40%	0.33%	0.35%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.94%	0.82%	0.65%	0.50%	0.56%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.95%	0.84%	0.67%	0.51%	0.58%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.10%	1.01%	0.81%	0.64%	0.71%
Associate headcount—full-time equivalent	19,641	20,101	20,257	20,349	20,113
ATMs	2,019	2,023	2,022	2,025	2,034
Branch Statistics
Full service	1,236	1,242	1,243	1,245	1,251
Drive-through/transaction service only	27	29	29	31	34
Total branch outlets	1,263	1,271	1,272	1,276	1,285

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 11, 14, 15 and 16.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Assets:
Cash and due from banks	$2,527	$2,635	$1,554	$2,480	$2,395
Interest-bearing deposits in other banks	8,723	4,166	7,462	7,406	6,438
Debt securities held to maturity	743	754	763	777	790
Debt securities available for sale	27,881	28,104	26,228	27,296	28,230
Loans held for sale	417	400	459	554	564
Loans, net of unearned income	96,862	98,379	98,942	99,191	98,057
Allowance for loan losses	(1,617)	(1,576)	(1,547)	(1,513)	(1,472)
Net loans	95,245	96,803	97,395	97,678	96,585
Other earning assets	1,478	1,417	1,552	1,563	1,335
Premises and equipment, net	1,635	1,642	1,616	1,622	1,705
Interest receivable	588	614	625	575	538
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	1,026	906	932	801	790
Other identifiable intangible assets, net	196	205	216	226	238
Other assets	8,717	8,815	9,089	8,945	8,794
Total assets	$154,909	$152,194	$153,624	$155,656	$154,135
Liabilities and Equity:
Deposits:
Non-interest-bearing	$41,824	$42,368	$44,640	$46,898	$49,647
Interest-bearing	87,158	85,420	81,559	80,061	78,813
Total deposits	128,982	127,788	126,199	126,959	128,460
Borrowed funds:
Short-term borrowings	1,000	—	2,000	3,000	2,000
Long-term borrowings	3,327	2,330	4,290	4,293	2,307
Other liabilities	4,522	4,583	5,010	4,743	4,466
Total liabilities	137,831	134,701	137,499	138,995	137,233
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,666	11,757	11,996	11,979	11,996
Retained earnings	8,304	8,186	8,042	7,802	7,433
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(3,224)	(2,812)	(4,236)	(3,440)	(2,844)
Total shareholders’ equity	17,044	17,429	16,100	16,639	16,883
Noncontrolling interest	34	64	25	22	19
Total equity	17,078	17,493	16,125	16,661	16,902
Total liabilities and equity	$154,909	$152,194	$153,624	$155,656	$154,135

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
End of Period Loans

	As of
						3/31/2024		3/31/2024
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	vs. 12/31/2023		vs. 3/31/2023
Commercial and industrial	$49,701	$50,865	$51,604	$52,300	$51,811	$(1,164)	(2.3)%	$(2,110)	(4.1)%
Commercial real estate mortgage—owner-occupied	4,788	4,887	4,833	4,797	4,938	(99)	(2.0)%	(150)	(3.0)%
Commercial real estate construction—owner-occupied	306	281	270	292	306	25	8.9%	—	NM
Total commercial	54,795	56,033	56,707	57,389	57,055	(1,238)	(2.2)%	(2,260)	(4.0)%
Commercial investor real estate mortgage	6,422	6,605	6,436	6,500	6,392	(183)	(2.8)%	30	0.5%
Commercial investor real estate construction	2,341	2,245	2,301	2,132	2,040	96	4.3%	301	14.8%
Total investor real estate	8,763	8,850	8,737	8,632	8,432	(87)	(1.0)%	331	3.9%
Total business	63,558	64,883	65,444	66,021	65,487	(1,325)	(2.0)%	(1,929)	(2.9)%
Residential first mortgage	20,199	20,207	20,059	19,755	19,172	(8)	—%	1,027	5.4%
Home equity—lines of credit (1)	3,155	3,221	3,240	3,313	3,397	(66)	(2.0)%	(242)	(7.1)%
Home equity—closed-end (2)	2,415	2,439	2,428	2,425	2,446	(24)	(1.0)%	(31)	(1.3)%
Consumer credit card	1,314	1,341	1,261	1,231	1,219	(27)	(2.0)%	95	7.8%
Other consumer—exit portfolios (3)	28	43	356	416	488	(15)	(34.9)%	(460)	(94.3)%
Other consumer	6,193	6,245	6,154	6,030	5,848	(52)	(0.8)%	345	5.9%
Total consumer	33,304	33,496	33,498	33,170	32,570	(192)	(0.6)%	734	2.3%
Total Loans	$96,862	$98,379	$98,942	$99,191	$98,057	$(1,517)	(1.5)%	$(1,195)	(1.2)%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,532 million of first lien and $1,623 million of second lien at 3/31/2024.
(2)    The balance of Regions' closed-end home equity loans consists of $2,014 million of first lien and $401 million of second lien at 3/31/2024.
(3)    Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

	As of
End of Period Loans by Percentage(1)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Commercial and industrial	51.3%	51.7%	52.2%	52.7%	52.8%
Commercial real estate mortgage—owner-occupied	4.9%	5.0%	5.0%	4.9%	5.0%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	56.6%	57.0%	57.5%	57.9%	58.1%
Commercial investor real estate mortgage	6.6%	6.7%	6.5%	6.6%	6.5%
Commercial investor real estate construction	2.4%	2.3%	2.3%	2.1%	2.1%
Total investor real estate	9.0%	9.0%	8.8%	8.7%	8.6%
Total business	65.6%	66.0%	66.3%	66.6%	66.7%
Residential first mortgage	20.9%	20.5%	20.3%	19.9%	19.6%
Home equity—lines of credit	3.3%	3.3%	3.3%	3.3%	3.5%
Home equity—closed-end	2.5%	2.5%	2.5%	2.4%	2.5%
Consumer credit card	1.4%	1.4%	1.3%	1.2%	1.2%
Other consumer—exit portfolios	—%	—%	0.4%	0.4%	0.5%
Other consumer	6.4%	6.3%	5.9%	6.2%	6.0%
Total consumer	34.4%	34.0%	33.7%	33.4%	33.3%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Commercial and industrial	$50,090	$50,939	$51,721	$52,039	$51,158	$(849)	(1.7)%	$(1,068)	(2.1)%
Commercial real estate mortgage—owner-occupied	4,833	4,864	4,824	4,905	5,013	(31)	(0.6)%	(180)	(3.6)%
Commercial real estate construction—owner-occupied	298	272	276	292	292	26	9.6%	6	2.1%
Total commercial	55,221	56,075	56,821	57,236	56,463	(854)	(1.5)%	(1,242)	(2.2)%
Commercial investor real estate mortgage	6,558	6,574	6,333	6,459	6,444	(16)	(0.2)%	114	1.8%
Commercial investor real estate construction	2,275	2,198	2,284	2,023	1,960	77	3.5%	315	16.1%
Total investor real estate	8,833	8,772	8,617	8,482	8,404	61	0.7%	429	5.1%
Total business	64,054	64,847	65,438	65,718	64,867	(793)	(1.2)%	(813)	(1.3)%
Residential first mortgage	20,188	20,132	19,914	19,427	18,957	56	0.3%	1,231	6.5%
Home equity—lines of credit	3,182	3,231	3,270	3,354	3,460	(49)	(1.5)%	(278)	(8.0)%
Home equity—closed-end	2,423	2,432	2,418	2,431	2,461	(9)	(0.4)%	(38)	(1.5)%
Consumer credit card	1,315	1,295	1,245	1,217	1,214	20	1.5%	101	8.3%
Other consumer—exit portfolios (1)	35	110	384	450	527	(75)	(68.2)%	(492)	(93.4)%
Other consumer	6,223	6,246	6,116	5,984	5,791	(23)	(0.4)%	432	7.5%
Total consumer	33,366	33,446	33,347	32,863	32,410	(80)	(0.2)%	956	2.9%
Total Loans	$97,420	$98,293	$98,785	$98,581	$97,277	$(873)	(0.9)%	$143	0.1%
______
(1)     Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
End of Period Deposits

	As of
						3/31/2024		3/31/2024
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	vs. 12/31/2023		vs. 3/31/2023
Interest-free deposits	$41,824	$42,368	$44,640	$46,898	$49,647	$(544)	(1.3)%	$(7,823)	(15.8)%
Interest-bearing checking	24,668	24,480	22,428	22,892	24,066	188	0.8%	602	2.5%
Savings	12,786	12,604	13,292	14,217	15,286	182	1.4%	(2,500)	(16.4)%
Money market—domestic	34,251	33,364	32,646	32,230	31,688	887	2.7%	2,563	8.1%
Time deposits	15,453	14,972	13,193	10,722	7,773	481	3.2%	7,680	98.8%
Total Deposits	$128,982	$127,788	$126,199	$126,959	$128,460	$1,194	0.9%	$522	0.4%

	As of
						3/31/2024		3/31/2024
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	vs. 12/31/2023		vs. 3/31/2023
Consumer Bank Segment	$81,129	$80,031	$80,980	$81,554	$83,296	$1,098	1.4%	$(2,167)	(2.6)%
Corporate Bank Segment	37,043	36,883	34,650	35,332	35,185	160	0.4%	1,858	5.3%
Wealth Management Segment	7,792	7,694	7,791	7,176	7,941	98	1.3%	(149)	(1.9)%
Other (1)(2)	3,018	3,180	2,778	2,897	2,038	(162)	(5.1)%	980	48.1%
Total Deposits	$128,982	$127,788	$126,199	$126,959	$128,460	$1,194	0.9%	$522	0.4%

	As of
						3/31/2024		3/31/2024
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	vs. 12/31/2023		vs. 3/31/2023
Wealth Management - Private Wealth	$6,664	$6,719	$6,706	$6,552	$7,238	$(55)	(0.8)%	$(574)	(7.9)%
Wealth Management - Institutional Services	1,128	975	1,085	624	703	153	15.7%	425	60.5%
Total Wealth Management Segment Deposits	$7,792	$7,694	$7,791	$7,176	$7,941	$98	1.3%	$(149)	(1.9)%

	As of
End of Period Deposits by Percentage	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest-free deposits	32.4%	33.2%	35.4%	36.9%	38.6%
Interest-bearing checking	19.1%	19.2%	17.8%	18.0%	18.7%
Savings	9.9%	9.9%	10.5%	11.2%	11.9%
Money market—domestic	26.6%	26.1%	25.9%	25.4%	24.7%
Time deposits	12.0%	11.6%	10.4%	8.5%	6.1%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.
(2)Includes brokered deposits totaling $2.3 billion at 3/31/2024, $2.4 billion at 12/31/2023, $1.9 billion at 9/30/2023, $2.0 billion at 6/30/2023 and $1.1 billion at 3/31/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Interest-free deposits	$40,926	$43,167	$44,748	$47,178	$49,592	$(2,241)	(5.2)%	$(8,666)	(17.5)%
Interest-bearing checking	24,682	23,128	22,499	22,979	24,697	1,554	6.7%	(15)	(0.1)%
Savings	12,594	12,858	13,715	14,701	15,418	(264)	(2.1)%	(2,824)	(18.3)%
Money market—domestic	33,646	33,216	32,146	31,567	32,522	430	1.3%	1,124	3.5%
Time deposits	15,278	14,045	12,112	9,114	6,813	1,233	8.8%	8,465	124.2%
Total Deposits	$127,126	$126,414	$125,220	$125,539	$129,042	$712	0.6%	(1,916)	(1.5)%

	Average Balances
($ amounts in millions)	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Consumer Bank Segment	$79,150	$79,384	$80,036	$80,999	$82,200	$(234)	(0.3)%	$(3,050)	(3.7)%
Corporate Bank Segment	37,064	36,291	34,924	34,860	36,273	773	2.1%	791	2.2%
Wealth Management Segment	7,766	7,690	7,451	7,470	8,463	76	1.0%	(697)	(8.2)%
Other (1)	3,146	3,049	2,809	2,210	2,106	97	3.2%	1,040	49.4%
Total Deposits	$127,126	$126,414	$125,220	$125,539	$129,042	$712	0.6%	$(1,916)	(1.5)%

	Average Balances
($ amounts in millions)	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Wealth Management - Private Wealth	$6,720	$6,677	$6,701	$6,855	$7,785	$43	0.6%	$(1,065)	(13.7)%
Wealth Management - Institutional Services	1,046	1,013	750	615	678	33	3.3%	368	54.3%
Total Wealth Management Segment Deposits	$7,766	$7,690	$7,451	$7,470	$8,463	$76	1.0%	$(697)	(8.2)%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest income on:
Loans, including fees	$1,421	$1,457	$1,462	$1,454	$1,360
Debt securities	209	192	185	185	187
Loans held for sale	8	9	14	10	7
Other earning assets	86	93	105	90	87
Total interest income	1,724	1,751	1,766	1,739	1,641
Interest expense on:
Deposits	495	449	367	260	179
Short-term borrowings	1	10	39	42	5
Long-term borrowings	44	61	69	56	40
Total interest expense	540	520	475	358	224
Net interest income	1,184	1,231	1,291	1,381	1,417
Provision for credit losses	152	155	145	118	135
Net interest income after provision for credit losses	1,032	1,076	1,146	1,263	1,282
Non-interest income:
Service charges on deposit accounts	148	143	142	152	155
Card and ATM fees	116	127	126	130	121
Wealth management income	119	117	112	110	112
Capital markets income	91	48	64	68	42
Mortgage income	41	31	28	26	24
Securities gains (losses), net	(50)	(2)	(1)	—	(2)
Other	98	116	95	90	82
Total non-interest income	563	580	566	576	534
Non-interest expense:
Salaries and employee benefits	658	608	589	603	616
Equipment and software expense	101	102	107	101	102
Net occupancy expense	74	71	72	73	73
Other	298	404	325	334	236
Total non-interest expense	1,131	1,185	1,093	1,111	1,027
Income before income taxes	464	471	619	728	789
Income tax expense	96	80	129	147	177
Net income	$368	$391	$490	$581	$612
Net income available to common shareholders	$343	$367	$465	$556	$588
Weighted-average shares outstanding—during quarter:
Basic	921	931	939	939	935
Diluted	923	931	940	939	942
Actual shares outstanding—end of quarter	918	924	939	939	935
Earnings per common share: (1)
Basic	$0.37	$0.39	$0.49	$0.59	$0.63
Diluted	$0.37	$0.39	$0.49	$0.59	$0.62
Taxable-equivalent net interest income	$1,197	$1,244	$1,304	$1,393	$1,430
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2024			12/31/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%
Debt securities (2)(3)	31,494	209	2.66	31,144	192	2.47
Loans held for sale	499	8	6.40	459	9	8.15
Loans, net of unearned income:
Commercial and industrial (4)	50,090	750	5.99	50,939	784	6.08
Commercial real estate mortgage—owner-occupied (5)	4,833	56	4.58	4,864	58	4.68
Commercial real estate construction—owner-occupied	298	4	5.79	272	4	5.77
Commercial investor real estate mortgage	6,558	117	7.05	6,574	119	7.09
Commercial investor real estate construction	2,275	46	7.97	2,198	45	7.97
Residential first mortgage	20,188	191	3.79	20,132	187	3.72
Home equity	5,605	95	6.77	5,663	96	6.82
Consumer credit card	1,315	50	15.21	1,295	50	15.29
Other consumer—exit portfolios	35	—	1.67	110	1	1.09
Other consumer	6,223	125	8.08	6,246	126	7.95
Total loans, net of unearned income	97,420	1,434	5.88	98,293	1,470	5.92
Interest-bearing deposits in other banks	4,754	68	5.69	5,753	80	5.56
Other earning assets	1,339	18	5.49	1,336	13	3.66
Total earning assets	135,507	1,737	5.12	136,986	1,764	5.10
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,042)			(3,788)
Allowance for loan losses	(1,596)			(1,540)
Cash and due from banks	2,581			2,242
Other non-earning assets	17,994			17,838
	$151,444			$151,738
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,594	4	0.13	$12,858	3	0.11
Interest-bearing checking	24,682	106	1.72	23,128	91	1.56
Money market	33,646	227	2.72	33,216	215	2.57
Time deposits	15,278	158	4.16	14,045	140	3.95
Total interest-bearing deposits (6)	86,200	495	2.31	83,247	449	2.14
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.40	27	1	5.51
Short-term borrowings	77	1	5.56	652	9	5.58
Long-term borrowings	2,405	44	7.26	3,627	61	6.57
Total interest-bearing liabilities	88,690	540	2.45	87,553	520	2.36
Non-interest-bearing deposits (6)	40,926	—	—	43,167	—	—
Total funding sources	129,616	540	1.67	130,720	520	1.58
Net interest spread (2)			2.68			2.75
Other liabilities	4,663			4,717
Shareholders’ equity	17,121			16,274
Noncontrolling interest	44			27
	$151,444			$151,738
Net interest income/margin FTE basis (2)		$1,197	3.55%		$1,244	3.60%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $2 million for the quarter ended March 31, 2024 and hedging expense of $1 million for the quarter ended December 31, 2023.
(4) Interest income includes hedging expense of $104 million for the quarter ended March 31, 2024 and $95 million for the quarter ended December 31, 2023.
(5) Interest income includes hedging expense of $13 million for the quarter ended March 31, 2024 and $12 million for the quarter ended December 31, 2023.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.56% for the quarter ended March 31, 2024 and 1.41% for the quarter ended December 31, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	9/30/2023			6/30/2023			3/31/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.32%	$1	$—	5.02%	$—	$—	—%
Debt securities (2)	31,106	185	2.38	31,588	185	2.35	32,044	187	2.33
Loans held for sale	910	14	5.99	539	10	7.11	389	7	7.23
Loans, net of unearned income:
Commercial and industrial (3)	51,721	804	6.14	52,039	820	6.29	51,158	763	6.02
Commercial real estate mortgage—owner-occupied (4)	4,824	58	4.72	4,905	64	5.13	5,013	61	4.88
Commercial real estate construction—owner-occupied	276	4	5.74	292	4	5.73	292	4	5.26
Commercial investor real estate mortgage	6,333	113	6.95	6,459	110	6.74	6,444	100	6.23
Commercial investor real estate construction	2,284	46	7.84	2,023	38	7.55	1,960	35	7.09
Residential first mortgage	19,914	179	3.59	19,427	169	3.48	18,957	161	3.40
Home equity	5,688	94	6.63	5,785	90	6.22	5,921	88	5.93
Consumer credit card	1,245	48	15.57	1,217	46	15.10	1,214	45	14.93
Other consumer—exit portfolios	384	6	6.35	450	7	6.31	527	8	6.20
Other consumer	6,116	123	7.93	5,984	118	7.91	5,791	108	7.56
Total loans, net of unearned income	98,785	1,475	5.91	98,581	1,466	5.94	97,277	1,373	5.68
Interest-bearing deposits in other banks	6,374	90	5.56	6,111	79	5.21	6,508	72	4.49
Other earning assets	1,465	15	4.09	1,411	11	3.05	1,340	15	4.70
Total earning assets	138,641	1,779	5.08	138,231	1,751	5.06	137,558	1,654	4.84
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,626)			(3,064)			(3,081)
Allowance for loan losses	(1,526)			(1,497)			(1,427)
Cash and due from banks	2,165			2,320			2,360
Other non-earning assets	17,830			17,784			17,672
	$153,484			$153,774			$153,082
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$13,715	4	0.12	$14,701	5	0.12	$15,418	4	0.11
Interest-bearing checking	22,499	74	1.31	22,979	63	1.09	24,697	54	0.89
Money market	32,146	179	2.20	31,567	130	1.66	32,522	91	1.13
Time deposits	12,112	110	3.59	9,114	62	2.74	6,813	30	1.80
Total interest-bearing deposits (5)	80,472	367	1.81	78,361	260	1.33	79,450	179	0.91
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.46	17	—	5.23	—	—	—
Short-term borrowings	2,794	39	5.48	3,242	42	5.06	400	5	4.92
Long-term borrowings	4,295	69	6.31	3,517	56	6.42	2,286	40	6.91
Total interest-bearing liabilities	87,569	475	2.15	85,137	358	1.69	82,136	224	1.10
Non-interest-bearing deposits (5)	44,748	—	—	47,178	—	—	49,592	—	—
Total funding sources	132,317	475	1.42	132,315	358	1.08	131,728	224	0.69
Net interest spread (2)			2.93			3.37			3.73
Other liabilities	4,677			4,548			4,891
Shareholders’ equity	16,468			16,892			16,457
Noncontrolling interest	22			19			6
	$153,484			$153,774			$153,082
Net interest income/margin FTE basis (2)		$1,304	3.73%		$1,393	4.04%		$1,430	4.22%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging expense of $73 million for the quarter ended September 30, 2023, $29 million for the quarter ended June 30, 2023, and $13 million for the quarter ended March 31, 2023.
(4) Interest income includes hedging expense of $9 million for the quarter ended September 30, 2023, $3 million for the quarter ended June 30, 2023, and $2 million for the quarter ended March 31, 2023.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.16% for the quarter ended September 30, 2023, 0.83% for the quarter ended June 30, 2023 and 0.56% for the quarter ended March 31, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Net income available to common shareholders (GAAP)	$343	$367	$465	$556	$588	$(24)	(6.5)%	$(245)	(41.7)%
Preferred dividends (GAAP)	25	24	25	25	24	1	4.2%	1	4.2%
Income tax expense (GAAP)	96	80	129	147	177	16	20.0%	(81)	(45.8)%
Income before income taxes (GAAP)	464	471	619	728	789	(7)	(1.5)%	(325)	(41.2)%
Provision for credit losses (GAAP)	152	155	145	118	135	(3)	(1.9)%	17	12.6%
Pre-tax pre-provision income (non-GAAP)	616	626	764	846	924	(10)	(1.6)%	(308)	(33.3)%
Other adjustments:
Securities (gains) losses, net	50	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains, net	—	(1)	—	—	(1)	1	100.0%	1	100.0%
FDIC insurance special assessment	18	119	—	—	—	(101)	(84.9)%	18	NM
Salaries and employee benefits—severance charges	13	28	3	—	—	(15)	(53.6)%	13	NM
Branch consolidation, property and equipment charges	1	3	1	1	2	(2)	(66.7)%	(1)	(50.0)%
Early extinguishment of debt	—	(4)	—	—	—	4	100.0%	—	NM
Professional, legal and regulatory expenses	2	1	—	—	—	1	100.0%	2	NM
Total other adjustments	84	148	5	1	3	(64)	(43.2)%	81	NM
Adjusted pre-tax pre-provision income (non-GAAP)	$700	$774	$769	$847	$927	$(74)	(9.6)%	$(227)	(24.5)%

______
NM - Not meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Service charges on deposit accounts	$148	$143	$142	$152	$155	$5	3.5%	$(7)	(4.5)%
Card and ATM fees	116	127	126	130	121	(11)	(8.7)%	(5)	(4.1)%
Wealth management income	119	117	112	110	112	2	1.7%	7	6.3%
Capital markets income (1)	91	48	64	68	42	43	89.6%	49	116.7%
Mortgage income	41	31	28	26	24	10	32.3%	17	70.8%
Commercial credit fee income	27	27	24	28	26	—	NM	1	3.8%
Bank-owned life insurance	23	22	20	19	17	1	4.5%	6	35.3%
Market value adjustments on employee benefit assets (2)	15	12	4	—	(1)	3	25.0%	16	NM
Securities gains (losses), net	(50)	(2)	(1)	—	(2)	(48)	NM	(48)	NM
Other miscellaneous income	33	55	47	43	40	(22)	(40.0)%	(7)	(17.5)%
Total non-interest income	$563	$580	$566	$576	$534	$(17)	(2.9)%	$29	5.4%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Production and sales	$24	$9	$10	$18	$13	$15	166.7%	$11	84.6%
Loan servicing	44	46	42	39	38	(2)	(4.3)%	6	15.8%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	19	(24)	45	8	(12)	43	179.2%	31	258.3%
MSRs hedge gain (loss)	(17)	29	(41)	(12)	9	(46)	(158.6)%	(26)	(288.9)%
MSRs change due to payment decay	(29)	(29)	(28)	(27)	(24)	—	NM	(5)	(20.8)%
MSR and related hedge impact	(27)	(24)	(24)	(31)	(27)	(3)	(12.5)%	—	NM
Total mortgage income	$41	$31	$28	$26	$24	$10	32.3%	$17	70.8%

Mortgage production - portfolio	$354	$475	$762	$970	$580	$(121)	(25.5)%	$(226)	(39.0)%
Mortgage production - agency/secondary market	399	349	408	450	302	50	14.3%	97	32.1%
Total mortgage production	$753	$824	$1,170	$1,420	$882	$(71)	(8.6)%	$(129)	(14.6)%

Mortgage production - purchased	90.0%	90.8%	90.7%	91.3%	88.3%
Mortgage production - refinanced	10.0%	9.2%	9.3%	8.7%	11.7%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Investment management and trust fee income	$81	$81	$79	$77	$76	$—	NM	$5	6.6%
Investment services fee income	38	36	33	33	36	2	5.6%	2	5.6%
Total wealth management income (3)	$119	$117	$112	$110	$112	$2	1.7%	$7	6.3%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Capital markets income	$91	$48	$64	$68	$42	$43	89.6%	$49	116.7%
Less: Valuation adjustments on customer derivatives (4)	(2)	(5)	(3)	(9)	(33)	3	60.0%	31	93.9%
Capital markets income excluding valuation adjustments	$93	$53	$67	$77	$75	$40	75.5%	$18	24.0%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Salaries and employee benefits	$658	$608	$589	$603	$616	$50	8.2%	$42	6.8%
Equipment and software expense	101	102	107	101	102	(1)	(1.0)%	(1)	(1.0)%
Net occupancy expense	74	71	72	73	73	3	4.2%	1	1.4%
Outside services	39	43	39	42	39	(4)	(9.3)%	—	NM
Marketing	27	31	26	26	27	(4)	(12.9)%	—	NM
Professional, legal and regulatory expenses	28	19	27	20	19	9	47.4%	9	47.4%
Credit/checkcard expenses	14	15	16	15	14	(1)	(6.7)%	—	NM
FDIC insurance assessments(1)	43	147	27	29	25	(104)	(70.7)%	18	72.0%
Visa class B shares expense	4	6	5	9	8	(2)	(33.3)%	(4)	(50.0)%
Early extinguishment of debt	—	(4)	—	—	—	4	100.0%	—	NM
Operational losses(2)	42	29	75	95	13	13	44.8%	29	223.1%
Branch consolidation, property and equipment charges	1	3	1	1	2	(2)	(66.7)%	(1)	(50.0)%
Other miscellaneous expenses	100	115	109	97	89	(15)	(13.0)%	11	12.4%
Total non-interest expense	$1,131	$1,185	$1,093	$1,111	$1,027	$(54)	(4.6)%	$104	10.1%

_________
NM - Not Meaningful
(1) Includes an FDIC special assessment accrual of $18 million in the first quarter of 2024 and $119 million in the fourth quarter of 2023.
(2) The incremental increase in operational losses primarily due to check-related warranty claims totaled $22 million in the first quarter of 2024. The incremental increase in operational losses primarily due to check-related warranty claims totaled $53 million in the third quarter of 2023. The incremental increase in operational losses primarily due to counterfeit checks totaled $82 million in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23
Non-interest expense (GAAP)	A	$1,131	$1,185	$1,093	$1,111	$1,027	$(54)	(4.6)%	$104	10.1%
Adjustments:
FDIC insurance special assessment		(18)	(119)	—	—	—	101	84.9%	(18)	NM
Branch consolidation, property and equipment charges		(1)	(3)	(1)	(1)	(2)	2	66.7%	1	50.0%
Salaries and employee benefits—severance charges		(13)	(28)	(3)	—	—	15	53.6%	(13)	NM
Early extinguishment of debt		—	4	—	—	—	(4)	(100.0)%	—	NM
Professional, legal and regulatory expenses		(2)	(1)	—	—	—	(1)	(100.0)%	(2)	NM
Adjusted non-interest expense (non-GAAP)	B	$1,097	$1,038	$1,089	$1,110	$1,025	$59	5.7%	$72	7.0%
Net interest income (GAAP)	C	$1,184	$1,231	$1,291	$1,381	$1,417	$(47)	(3.8)%	$(233)	(16.4)%
Taxable-equivalent adjustment		13	13	13	12	13	—	—%	—	—%
Net interest income, taxable-equivalent basis	D	$1,197	$1,244	$1,304	$1,393	$1,430	$(47)	(3.8)%	$(233)	(16.3)%
Non-interest income (GAAP)	E	$563	$580	$566	$576	$534	$(17)	(2.9)%	$29	5.4%
Adjustments:
Securities (gains) losses, net		50	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains		—	(1)	—	—	(1)	1	100.0%	1	100.0%
Adjusted non-interest income (non-GAAP)	F	$613	$581	$567	$576	$535	$32	5.5%	$78	14.6%
Total revenue	C+E=G	$1,747	$1,811	$1,857	$1,957	$1,951	$(64)	(3.5)%	$(204)	(10.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,797	$1,812	$1,858	$1,957	$1,952	$(15)	(0.8)%	$(155)	(7.9)%
Total revenue, taxable-equivalent basis	D+E=I	$1,760	$1,824	$1,870	$1,969	$1,964	$(64)	(3.5)%	$(204)	(10.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,810	$1,825	$1,871	$1,969	$1,965	$(15)	(0.8)%	$(155)	(7.9)%
Operating leverage ratio (GAAP) (1)	I-A									(20.6)%
Adjusted operating leverage ratio (non-GAAP) (1)	J-B									(14.9)%
Efficiency ratio (GAAP) (1)	A/I	64.3%	65.0%	58.5%	56.4%	52.3%
Adjusted efficiency ratio (non-GAAP) (1)	B/J	60.6%	56.9%	58.2%	56.4%	52.2%
Fee income ratio (GAAP) (1)	E/I	32.0%	31.8%	30.3%	29.3%	27.2%
Adjusted fee income ratio (non-GAAP) (1)	F/J	33.9%	31.8%	30.3%	29.3%	27.2%
________
NM - Not Meaningful
(1) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$343	$367	$465	$556	$588
Average shareholders' equity (GAAP)		$17,121	$16,274	$16,468	$16,892	$16,457
Less:
Average intangible assets (GAAP)		5,934	5,944	5,955	5,966	5,977
Average deferred tax liability related to intangibles (GAAP)		(113)	(109)	(106)	(104)	(103)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$9,641	$8,780	$8,960	$9,371	$8,924
Less: Average AOCI, after tax		(3,113)	(3,925)	(3,684)	(2,936)	(3,081)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,754	$12,705	$12,644	$12,307	$12,005
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	14.31%	16.57%	20.58%	23.82%	26.70%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	10.81%	11.45%	14.58%	18.14%	19.85%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$17,044	$17,429	$16,100	$16,639	$16,883
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,929	5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(114)	(112)	(108)	(106)	(104)
Tangible common shareholders’ equity (non-GAAP)	B	$9,570	$9,944	$8,600	$9,127	$9,357
Total assets (GAAP)	C	$154,909	$152,194	$153,624	$155,656	$154,135
Less:
Intangible assets (GAAP)		5,929	5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(114)	(112)	(108)	(106)	(104)
Tangible assets (non-GAAP)	D	$149,094	$146,368	$147,783	$149,803	$148,268
Shares outstanding—end of quarter	E	918	924	939	939	935
Total equity to total assets (GAAP) (1)	A/C	11.00%	11.45%	10.48%	10.69%	10.95%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	6.42%	6.79%	5.82%	6.09%	6.31%
Tangible common book value per share (non-GAAP) (1)	B/E	$10.42	$10.77	$9.16	$9.72	$10.01
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Components:
Beginning allowance for loan losses (ALL)	$1,576	$1,547	$1,513	$1,472	$1,464
Cumulative change in accounting guidance (1)	—	—	—	—	(38)
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	$1,576	$1,547	$1,513	$1,472	$1,426

Loans charged-off:
Commercial and industrial	62	41	53	52	49
Commercial real estate mortgage—owner-occupied	—	1	1	—	—
Total commercial	62	42	54	52	49
Commercial investor real estate mortgage	5	—	—	—	—
Total investor real estate	5	—	—	—	—
Residential first mortgage	1	—	—	1	—
Home equity—lines of credit	1	—	1	1	1
Home equity—closed-end	—	—	1	—	—
Consumer credit card	16	14	14	12	12
Other consumer—exit portfolios (2)	1	39	3	3	5
Other consumer	55	54	51	43	38
Total consumer	74	107	70	60	56
Total	141	149	124	112	105

Recoveries of loans previously charged-off:
Commercial and industrial	8	7	12	21	10
Commercial real estate mortgage—owner-occupied	—	1	1	—	—
Total commercial	8	8	13	21	10
Commercial investor real estate mortgage	1	—	—	—	—
Total investor real estate	1	—	—	—	—
Residential first mortgage	1	—	—	1	—
Home equity—lines of credit	2	1	1	2	3
Home equity—closed-end	—	—	1	—	—
Consumer credit card	2	2	3	1	2
Other consumer—exit portfolios	1	1	—	1	1
Other consumer	5	5	5	5	6
Total consumer	11	9	10	10	12
Total	20	17	23	31	22

Net charge-offs (recoveries):
Commercial and industrial	54	34	41	31	39
Commercial real estate mortgage—owner-occupied	—	—	—	—	—
Total commercial	54	34	41	31	39
Commercial investor real estate mortgage	4	—	—	—	—
Total investor real estate	4	—	—	—	—
Residential first mortgage	—	—	—	—	—
Home equity—lines of credit	(1)	(1)	—	(1)	(2)
Home equity—closed-end	—	—	—	—	—
Consumer credit card	14	12	11	11	10
Other consumer—exit portfolios	—	38	3	2	4
Other consumer	50	49	46	38	32
Total consumer	63	98	60	50	44
Total	121	132	101	81	83

Provision for loan losses (2)	162	161	135	122	129
Ending allowance for loan losses (ALL)	1,617	1,576	1,547	1,513	1,472
Beginning reserve for unfunded credit commitments	124	130	120	124	118
Provision for (benefit from) unfunded credit losses	(10)	(6)	10	(4)	6
Ending reserve for unfunded commitments	114	124	130	120	124
Allowance for credit losses (ACL) at period end	$1,731	$1,700	$1,677	$1,633	$1,596

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net loan charge-offs as a % of average loans, annualized (3):
Commercial and industrial	0.43%	0.26%	0.31%	0.24%	0.31%
Commercial real estate mortgage—owner-occupied	0.02%	(0.02)%	0.04%	0.01%	(0.02)%
Commercial real estate construction—owner-occupied	(0.01)%	(0.01)%	(0.01)%	(0.27)%	(0.05)%
Total commercial	0.40%	0.24%	0.29%	0.22%	0.28%
Commercial investor real estate mortgage	0.21%	(0.01)%	(0.01)%	—%	—%
Commercial investor real estate construction	—%	—%	—%	(0.04)%	—%
Total investor real estate	0.15%	(0.01)%	—%	(0.01)%	—%
Residential first mortgage	(0.01)%	—%	—%	—%	—%
Home equity—lines of credit	(0.10)%	(0.05)%	(0.07)%	(0.08)%	(0.22)%
Home equity—closed-end	(0.02)%	(0.02)%	(0.02)%	—%	(0.03)%
Consumer credit card	4.39%	3.98%	3.48%	3.38%	3.47%
Other consumer—exit portfolios (2)	(4.03)%	135.63%	3.14%	2.56%	2.69%
Other consumer	3.24%	3.13%	2.99%	2.55%	2.26%
Total consumer	0.76%	1.18%	0.71%	0.62%	0.55%
Total	0.50%	0.54%	0.40%	0.33%	0.35%
Non-performing loans, excluding loans held for sale	$906	$805	$642	$492	$554
Non-performing loans held for sale	3	3	2	1	1
Non-performing loans, including loans held for sale	909	808	644	493	555
Foreclosed properties	13	15	15	15	15
Non-performing assets (NPAs)	$922	$823	$659	$508	$570
Loans past due > 90 days (4)	$147	$171	$140	$131	$128
Criticized loans—business (5)	$4,978	$4,659	$4,167	$4,039	$3,725
Credit Ratios (3):
ACL/Loans, net	1.79%	1.73%	1.70%	1.65%	1.63%
ALL/Loans, net	1.67%	1.60%	1.56%	1.53%	1.50%
Allowance for credit losses to non-performing loans, excluding loans held for sale	191%	211%	261%	332%	288%
Allowance for loan losses to non-performing loans, excluding loans held for sale	179%	196%	241%	308%	266%
Non-performing loans, excluding loans held for sale/Loans, net	0.94%	0.82%	0.65%	0.50%	0.56%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.95%	0.84%	0.67%	0.51%	0.58%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (4)	1.10%	1.01%	0.81%	0.64%	0.71%
(1)Regions adopted accounting guidance on January 1, 2023 that removed the definition of troubled debt restructurings and replaced it with modifications to borrowers experiencing financial difficulty. The Company recorded the cumulative effect of the change in accounting guidance as an increase in retained earnings and a reduction in deferred tax assets.
(2)In the fourth quarter of 2023, the Company sold substantially all of its portfolio of a third party relationship with an associated allowance of $27 million at the time of the sale. As shown in the table below, there was a $35 million fair value mark recorded through charge-offs, which resulted in a net provision expense of $8 million associated with the sale.
(3)Amounts have been calculated using whole dollar values.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.
(5)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

In the fourth quarter of 2023, the Company made the decision to sell substantially all of a loan portfolio associated with a third party relationship. The loans were marked to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net loan charge-offs (GAAP)	$121	$132	$101	$81	$83
Less: charge-offs associated with the sale of loans	—	35	—	—	—
Adjusted net loan charge-offs (non-GAAP)	$121	$97	$101	$81	$83
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.50%	0.54%	0.40%	0.33%	0.35%
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.50%	0.39%	0.40%	0.33%	0.35%
______
(1)     Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2024		12/31/2023		9/30/2023		6/30/2023		3/31/2023
Commercial and industrial	$556	1.12%	$471	0.93%	$361	0.70%	$297	0.57%	$385	0.74%
Commercial real estate mortgage—owner-occupied	40	0.83%	36	0.74%	43	0.90%	34	0.72%	34	0.68%
Commercial real estate construction—owner-occupied	10	3.42%	8	3.12%	10	3.50%	5	1.60%	6	1.85%
Total commercial	606	1.11%	515	0.92%	414	0.73%	336	0.59%	425	0.74%
Commercial investor real estate mortgage	241	3.76%	233	3.53%	169	2.63%	98	1.51%	67	1.06%
Total investor real estate	241	2.75%	233	2.63%	169	1.94%	98	1.14%	67	0.80%
Residential first mortgage	22	0.11%	22	0.11%	24	0.12%	24	0.12%	26	0.14%
Home equity—lines of credit	31	0.97%	29	0.89%	29	0.91%	28	0.84%	30	0.90%
Home equity—closed-end	6	0.24%	6	0.23%	6	0.23%	6	0.24%	6	0.23%
Total consumer	59	0.18%	57	0.17%	59	0.18%	58	0.17%	62	0.19%
Total non-performing loans	$906	0.94%	$805	0.82%	$642	0.65%	$492	0.50%	$554	0.56%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2024		12/31/2023		9/30/2023		6/30/2023		3/31/2023
Commercial and industrial	$55	0.11%	$64	0.12%	$52	0.10%	$55	0.10%	$47	0.09%
Commercial real estate mortgage—owner-occupied	8	0.17%	5	0.10%	7	0.14%	4	0.09%	7	0.14%
Commercial real estate construction—owner-occupied	1	0.18%	1	0.48%	—	—%	—	—%	—	—%
Total commercial	64	0.12%	70	0.12%	59	0.10%	59	0.10%	54	0.09%
Commercial investor real estate mortgage	—	—%	—	—%	115	1.78%	1	0.01%	1	0.01%
Total investor real estate	—	—%	—	—%	115	1.31%	1	0.01%	1	0.01%
Residential first mortgage—non-guaranteed (1)	105	0.53%	106	0.53%	95	0.48%	83	0.42%	74	0.39%
Home equity—lines of credit	28	0.89%	27	0.84%	33	1.02%	28	0.85%	28	0.83%
Home equity—closed-end	13	0.54%	14	0.57%	11	0.46%	10	0.43%	10	0.38%
Consumer credit card	18	1.35%	19	1.43%	18	1.43%	16	1.28%	15	1.24%
Other consumer—exit portfolios	2	5.61%	3	5.86%	6	1.71%	6	1.54%	7	1.38%
Other consumer	70	1.13%	91	1.47%	80	1.30%	79	1.32%	69	1.18%
Total consumer (1)	236	0.84%	260	0.92%	243	0.85%	222	0.78%	203	0.74%
Total accruing 30-89 days past due loans (1)	$300	0.31%	$330	0.34%	$417	0.42%	$282	0.29%	$258	0.26%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2024		12/31/2023		9/30/2023		6/30/2023		3/31/2023
Commercial and industrial	$7	0.01%	$11	0.02%	$13	0.02%	$10	0.02%	$23	0.04%
Commercial real estate mortgage—owner-occupied	—	0.01%	—	0.01%	1	0.01%	1	0.02%	—	0.01%
Total commercial	7	0.01%	11	0.02%	14	0.02%	11	0.02%	23	0.04%
Commercial investor real estate mortgage	—	—%	23	0.35%	—	—%	—	—%	—	—%
Total investor real estate	—	—%	23	0.26%	—	—%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	69	0.35%	61	0.31%	58	0.30%	53	0.28%	47	0.25%
Home equity—lines of credit	19	0.60%	20	0.62%	16	0.49%	19	0.56%	17	0.50%
Home equity—closed-end	7	0.29%	7	0.30%	7	0.29%	8	0.31%	8	0.36%
Consumer credit card	19	1.42%	20	1.45%	17	1.37%	15	1.26%	15	1.20%
Other consumer—exit portfolios	—	1.08%	—	0.81%	1	0.18%	1	0.18%	1	0.18%
Other consumer	26	0.42%	29	0.46%	27	0.44%	24	0.40%	17	0.30%
Total consumer (2)	140	0.55%	137	0.51%	126	0.45%	120	0.43%	105	0.42%
Total accruing 90+ days past due loans (2)	$147	0.15%	$171	0.17%	$140	0.14%	$131	0.13%	$128	0.13%

Total delinquencies (1) (2)	$447	0.46%	$501	0.51%	$557	0.57%	$413	0.42%	$386	0.39%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $45 million at 3/31/2024, $46 million at 12/31/2023, $43 million at 9/30/2023, $36 million at 6/30/2023, and $37 million at 3/31/2023.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $44 million at 3/31/2024, $34 million at 12/31/2023, $23 million at 9/30/2023, $24 million at 6/30/2023, and $30 million at 3/31/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2024 Earnings Release misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.